Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ben Zadik, Chief Financial Officer of Red Mile Entertainment, Inc., certify to the best of my knowledge that:

(1) This Annual Report on Form 10-KSB for the year ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report on Form 10-KSB for the year ended March 31, 2007 fairly presents, in all material respects, the financial condition and result of operations of Red Mile Entertainment, Inc.

June 28, 2007

/s/ Ben Zadik Ben Zadik Chief Financial Officer (Principal Financial Officer)